Exhibit 10.1

TERMINATION AND

MUTUAL RELEASE AGREEMENT

THIS TERMINATION AND MUTUAL RELEASE AGREEMENT (this “Agreement”) is made as of December 16, 2006, by and among EMB Holding Corp. (“Parent”), EMBT Merger Corp. (“Merger Sub,” and together with Parent, the “EMB Parties”), and Embarcadero Technologies, Inc. (the “Company,” and together with the EMB Parties, the “Parties”).

WHEREAS, on September 6, 2006, Parent, Merger Sub and the Company entered into an Agreement and Plan of Merger providing for the merger of Merger Sub with and into the Company (the “Merger Agreement”), and Thoma Cressey Fund VIII, L.P. executed a Limited Guarantee with respect to the Merger Agreement (the “Limited Guarantee”) and an equity commitment letter (the “Equity Commitment”) with respect to the Merger Agreement. The Merger Agreement, the Limited Guarantee and the Equity Commitment are collectively referred to herein as the “Transaction Documents”).

WHEREAS, the Parties have determined that it is in their mutual best interests to terminate the Merger Agreement in accordance with the provisions of Section 7.1(a) thereof.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1. Termination. Each of the Parties, on behalf of itself or himself and its or his Affiliates, in any capacity, agrees and acknowledges that the Merger Agreement shall be, and that it hereby is, terminated by the mutual written consent of Parent and the Company in accordance with Section 7.1(a) thereof, and that as a result of such termination and of the mutual releases set forth in Section 2 below, no Party shall have any continuing liabilities or obligations to the other of any nature whatsoever with respect to the proposed merger, whether under the Transaction Documents or otherwise.

2. Releases.

(a)	Release by the Company. The Company, on behalf of itself and each of its Affiliates, and each of their respective agents, representatives, equityholders, attorneys, accountants, advisors, predecessors, successors, successors-in-interest and assigns (each, a “Company Releasor” and collectively, the “Company Releasors”), does hereby forever release, remise and discharge each of the EMB Parties, Thoma Cressey Equity Partners Inc. (“TCEP”) and any entities, funds or persons affiliated or associated with TCEP in any way (the “TCEP Parties”), and each of their respective agents, representatives, equityholders, attorneys, accountants, advisors, predecessors, successors, successors-in-interest and assigns (each, a “Company Releasee” and collectively, the “Company Releasees”) from any and all Released Claims, and hereby agrees and covenants not to assert or prosecute against any or all of the Company Releasees any Released Claims, that any of the Company Releasors ever had, may have or hereafter can, may or shall have.

(b)	Release by the EMB Parties. Each of the EMB Parties, on behalf of itself and TCEP and each of the TCEP Parties, and each of their respective agents, representatives, equityholders, attorneys, accountants, advisors, predecessors, successors, successors-in-interest and assigns (each, an “EMB Releasor” and collectively, the “EMB Releasors”), does hereby forever release, remise and discharge the Company and each of its Affiliates, and each of their respective agents, representatives, equityholders, attorneys, accountants, advisors, predecessors, successors, successors-in-interest and assigns (each, an “EMB Releasee” and collectively, the “EMB Releasees”) from any and all Released Claims, and hereby agrees and covenants not to assert or prosecute against any or all of the EMB Releasees any Released Claims, that any of the EMB Releasors ever had, may have or hereafter can, may or shall have.

(c)	Certain Definitions.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person, (b) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of any capital stock, general or limited partnership interest, or other equity interest of such Person, (c) in the case of a limited liability company, any Person that is the managing member of that Person and in all instances each Person that controls, is controlled by or is under common control with such Person, and (d) each of such Person’s officers, directors, joint venturers and partners. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Claim(s)” shall mean, individually or collectively, as applicable, any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, and reasonable attorneys’ fees, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation.

“Person” shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership or any other entity, whether acting in an individual, fiduciary or other capacity.

“Released Claims” shall mean, individually and collectively, any and all Claims that may relate in any way to the Transaction Documents or the transactions contemplated thereby.

“Releasee” shall mean, individually and collectively, the Company Releasees and the EMB Releasees.

“Releasor” shall mean, individually and collectively, the Company Releasors and the EMB Releasors.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

3. No Admission. Nothing in this Agreement shall be construed as an admission by any Releasor of the existence of any Released Claim or of any liability with respect to any or all of such Released Claims or any other past or future act, omission, fact, matter, transaction or occurrence. The Parties have agreed to release the Released Claims against each other in order to avoid the costs and undesirable effects of litigation between or among each other.

4. Waiver of Section 1542. It is the intention of the Parties and their counsel that this Agreement be effective as a full and final accord, satisfaction and release as to the matters released in the prior two paragraphs. In furtherance of this intention, each party represents, and warrants that it has read and is familiar with California Civil Code § 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each party, with the advice of counsel, knowingly and voluntarily waives any protection to which it may be entitled under Section 1542 and further waives any protection that may exist under any comparable or similar statutes or principles of law under any and all states of the United States or of the United States, and covenants not to assert any claims in violation of this waiver.

5. Amendment. This Agreement shall not be amended except in a writing signed by each of the Parties hereto.

6. Entire Agreement. This Agreement constitutes the entire understanding of the Parties concerning the subjects contained herein and supersedes any and all prior or contemporaneous representations, promises, agreements or understandings, whether written or oral, relating to that subject matter.

7. Representations and Warranties. Each Party represents and warrants to the other as follows:

(i) such Party is duly organized, validly existing and in good standing under the laws of its state of organization;

(ii) such party has taken all corporate, limited partnership or limited liability company action required to authorize the execution and delivery of this Agreement, including, without limitation, receiving the approval of such Party’s board of directors;

(iii) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Party does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Party is a party or any judgment, order or decree to which such Party is subject; and

(iv) such Party has not assigned, transferred, or otherwise granted to any Person any interest in any claim or demand released by it pursuant to this Agreement.

8. Successors And Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party, without the prior written consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any Releasee who is not named as a Party to this Agreement shall have the rights of an intended third-party beneficiary with respect to the provisions of the releases in its, his or her favor. Except as set forth in the immediately preceding sentence, no other Person not a party hereto shall be deemed a third-party beneficiary of any provision of this Agreement or shall otherwise be entitled to enforce any provision hereof.

9. Counterparts. This Agreement may be executed by any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Executed signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Any party hereto may execute and deliver a counterpart of this Agreement by delivery by facsimile or other electronic transmission of a signature page of this Agreement signed by such Party, and any such facsimile signature shall be treated in all respects as having the same effect as having an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it or him shall promptly thereafter also deliver a manually signed counterpart.

10. Headings. The titles, captions or headings in this Agreement are included herein or therein for convenience of reference only and shall not constitute a part of this Agreement.

11. Parties’ Use Of Legal Counsel And Construction Of Agreement. Each of the Parties hereby acknowledges that it or he has been advised by its or his own legal counsel in connection with the negotiation, drafting, execution, and delivery and consummation of this Agreement (including, without limitation, the release and covenant not to sue provisions hereof). The Parties agree and acknowledge that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments, exhibits or schedules thereto. Each Party has entered into this Agreement freely and voluntarily, without coercion, duress, distress or under influence by any other Persons or its, his or her respective shareholders, directors, officers, partners, agents or employees.

12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13. Choice of Law. THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANY OF THE COURTS OF THE STATE OF DELAWARE FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS RELEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS RELEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have executed this Termination and Mutual Release Agreement to be effective as of the time of last delivery on the date first written above.

EMBARCADERO TECHNOLOGIES, INC.

By:	/s/ Stephen R. Wong
Name:	Stephen R. Wong
Its:	President and Chief Executive Officer

EMB HOLDING CORP.

By:	/s/ Orlando Bravo
Name:	Orlando Bravo
Its:	President

EMBT MERGER CORP.

By:	/s/ Orlando Bravo
Name:	Orlando Bravo
Its:	President